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                               ASSET EXCHANGE AGREEMENT


     THIS ASSET EXCHANGE AGREEMENT is made as of the 1st day of December, 1997, by and between Multicultural Radio Broadcasting, Inc. ("MULTICULTURAL") and Heftel Broadcasting Corporation ("HEFTEL").

                                 W I T N E S S E T H:

     WHEREAS, Multicultural owns and operates commercial radio broadcasting station WNWK-FM licensed to Newark, New Jersey (the "MULTICULTURAL STATION"), and other authorizations issued by the Federal Communications Commission ("FCC") for the operation of the Multicultural Station; and

     WHEREAS, Heftel owns and operates commercial radio broadcasting station WPAT-AM licensed to Paterson, New Jersey (the "HEFTEL STATION") and holds licenses and other authorizations issued by the FCC for the operation of the Heftel Station (the Multicultural Station and the Heftel Station being collectively referred to herein as the "STATIONS"); and

     WHEREAS, Multicultural and Heftel desire to exchange ownership of the Stations and their related assets, in a non-taxable, like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), under the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.   EXCHANGE OF ASSETS.

     1.1 EXCHANGE OF STATION ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined herein), Multicultural shall assign, transfer, convey and deliver to Heftel with respect to the Multicultural Station, and Heftel shall assign, transfer, convey and deliver to Multicultural with respect to the Heftel Station, all right, title and interest in and to the following assets (the "TRANSFERRED ASSETS"), free and clear of all liens, security interests, charges, encumbrances and rights of others (other than "PERMITTED LIENS" as defined herein), except those assets specifically listed on SCHEDULE 1.1(a) and
SCHEDULE 1.1(b) hereto (the "EXCLUDED ASSETS"):

     (a) All licenses, permits and auxiliary authorizations issued by the FCC or any other governmental authority for the operation of the Stations, together with any and all renewals, extensions and modifications thereof, any temporary or special authorization, issued to or held by Heftel or Multicultural in connection with the business and operations of the Stations, and any pending applications therefor ("GOVERNMENTAL LICENSES");

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     (b)  The real and personal property set forth on SCHEDULE 1.1(c) and
SCHEDULE 1.1(d) hereto, together with replacements thereof and additions thereto made between the date hereof and the Closing;

     (c) Unless as may be otherwise required by law, the books and records related to the Transferred Assets, such as property tax records, logs, all materials maintained in the FCC public file relating to the Stations, technical data and records and all correspondence with and documents pertaining to governmental authorities and other third parties (the "BUSINESS RECORDS"); and

     (d) In addition to the Heftel Transferred Assets, Heftel shall pay to Multicultural the sum of $115 million in immediately available funds (the "Cash Consideration") as additional consideration for the transfer of the Multicultural Transferred Assets.

The Transferred Assets to be transferred from Multicultural to Heftel are referred to herein as the "MULTICULTURAL TRANSFERRED ASSETS." The Transferred Assets and Cash Consideration to be transferred from Heftel to Multicultural are referred to herein as the "HEFTEL TRANSFERRED ASSETS." The consideration for the assets transferred by each party shall be the assets transferred to such party by the other party hereunder and the assumption of certain liabilities as set forth in SECTION 1.2.

     1.2  ASSUMED LIABILITIES.

     (a) At the Closing, Heftel shall assume (i) those specified contractual obligations of the Multicultural Station listed on SCHEDULE 1.2(a) hereto, as the same may be amended through the Closing Date with the mutual consent of Multicultural and Heftel, and (ii) those obligations and liabilities incurred by Heftel after the Closing Date which arise out of the ownership and operation of the Multicultural Station by Heftel after the Closing Date (collectively, the "Heftel Assumed Liabilities"), and Heftel agrees to pay and perform the Heftel Assumed Liabilities after the Closing Date.

     (b) At the Closing, Multicultural shall assume (i) those specified contractual obligations of the Heftel Station listed on SCHEDULE 1.2(b) hereto, as the same may be amended through the Closing Date with the mutual consent of Multicultural and Heftel, and (ii) those obligations and liabilities incurred by Multicultural after the Closing Date which arise out of the ownership and operation of the Heftel Station by Multicultural after the Closing Date (collectively, the "Multicultural Assumed Liabilities"), and Multicultural agrees to pay and perform the Multicultural Assumed Liabilities after the Closing Date.

     (c) Except as specifically set forth in this SECTION 1.2, Heftel does not assume and shall in no event be liable for any debt, obligation, responsibility or liability of the Multicultural Station, Multicultural, any subsidiary or any affiliate or successor of Multicultural, or any claim against any of the foregoing, whether known or unknown, contingent or absolute, or otherwise. Except as specifically set forth in this SECTION 1.2, Multicultural does not

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assume and shall in no event be liable for any debt, obligation, responsibility or liability of the Heftel Station, Heftel, any subsidiary or any affiliate or successor of Heftel, or any claim against any of the foregoing, whether known or unknown, contingent or absolute, or otherwise. Without limiting the foregoing, neither party shall be liable for any contractual obligation of the other unless specifically included on SCHEDULE 1.2(a) or SCHEDULE 1.2(b), or for any obligations to the other's employees.

     1.3 TAX TREATMENT OF EXCHANGE. Multicultural and Heftel shall structure the exchange of the Stations as a like-kind exchange of property in accordance with Section 1031 of the Code and the Treasury Regulations thereunder (the "Regulations"). Heftel and Multicultural shall use the values, exchange groups, residual group and liabilities, as mutually determined by, and acceptable to, Multicultural and Heftel, to determine their respective taxable gain or loss, if any, resulting from the exchange of the Stations. Upon the request of Multicultural, Heftel agrees to cooperate with Multicultural in structuring the exchange of the Stations as a part of a deferred like-kind exchange pursuant to Section 1031 of the Code. Heftel agrees to take such steps and execute such documents as may be reasonably required by Multicultural in order to accomplish such like-kind exchange, including executing such documents as may be necessary or appropriate to substitute a qualified intermediary (within the meaning of Treasury Regulation section 1.1031(k)-1(g)(4)) to act in place of Multicultural; provided, however, that such steps shall not result in any incremental tax, cost or expense to Heftel. All federal and state tax returns and other reporting made to any governmental agency, including specifically Form 8594 which shall be filed with the Internal Revenue Service.

2.   CLOSING.

     2.1  TIME OF CLOSING.

     (a) A closing (the "Closing") for the exchange of the Transferred Assets shall be held at such place as may be selected by the parties on the date which is the later of (i) the tenth business day after the FCC Order (as defined herein below) or (ii) the satisfaction or waiver of all of the conditions precedent to the obligations of Heftel and Multicultural hereunder, or on such other date as may be agreed upon by the parties in writing (the "Closing Date"); provided, however, that in no event shall the Closing Date be prior to January 15, 1998. The Closing shall be deemed to be effective as of 12:01 a.m. on the Closing Date.

      (b) Multicultural shall prepare an application to be filed with the FCC requesting its consent to the assignment of all Governmental Licenses relating to the operation of the Multicultural Station to Heftel (the "Multicultural Governmental Licenses"). Heftel shall prepare an application to be filed with the FCC requesting its consent to the assignment of all Governmental Licenses relating to the operation of the Heftel Station to Multicultural (the "Heftel Governmental Licenses"). Multicultural and Heftel shall assist the other in the filing of the applications (collectively the "Assignment Applications"), shall promptly furnish to the other any information necessary for the Assignment Applications and shall jointly file the Assignment Applications with the FCC, requesting that consent to each

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assignment be granted.  Multicultural and Heftel shall use their respective commercially reasonable efforts to file the Assignment Applications within 10 days following the execution of this Agreement. The parties agree that the Assignment Applications will be prosecuted in good faith and with due diligence. The parties agree to use their commercially reasonable efforts to file additional information or amendments requested by the FCC orally or in writing within five business days after such request and, in any event, to commence preparation of such additional information or amendments immediately upon request and to complete and file the same with the FCC as rapidly as practical. Each party will be solely responsible for the expenses incurred by it in the preparation, filing and prosecution of the Assignment Applications (it being understood that the parties will bear equally the FCC filing fee). As used herein, the term "FCC ORDER" shall mean that the FCC has granted or given its initial consent, without any condition materially adverse to Heftel or Multicultural, to the Assignment Applications.

     (c) To the extent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), the parties further agree to use their commercially reasonable efforts to make any necessary filings under the HSR Act. Each party will be solely responsible for the expenses incurred by it in the preparation, filing and prosecution of the filings due under the HSR Act.

     2.2 CLOSING PROCEDURE. At the Closing, (i) Multicultural shall deliver to Heftel the bills of sale, instruments of assignment, transfer and conveyance as Heftel shall reasonably request with respect to the Multicultural Station; (ii) Heftel shall deliver to Multicultural such deeds, bills of sale, instruments of assignment, transfer and conveyance as Multicultural shall reasonably request with respect to the Heftel Station; and (iii) Heftel shall deliver to Multicultural the Cash Consideration. Each party will cause to be prepared, executed and delivered all other documents required to be delivered by such party pursuant to this Agreement and all other appropriate and customary documents as the other party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

3.   REPRESENTATIONS AND WARRANTIES OF MULTICULTURAL.

     Multicultural hereby represents and warrants to Heftel, as follows:

     3.1 ORGANIZATION; GOOD STANDING. Multicultural is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to own and lease its properties and assets and to carry on its business as currently conducted. Multicultural is qualified as a foreign corporation in each jurisdiction where it is required to be so qualified.

     3.2 DUE AUTHORIZATION; EXECUTION AND DELIVERY. Subject to the issuance of the FCC Order and obtaining any other consents required to be obtained hereunder, Multicultural has full power and authority to enter into and perform


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this Agreement and to carry out the transactions contemplated hereby.
Multicultural has taken all requisite action to approve the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Multicultural, enforceable against it in accordance with its terms, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. Neither the execution and delivery by Multicultural of this Agreement nor the consummation by it of the transactions contemplated hereby will: (i) conflict with or result in a breach of the articles of incorporation or bylaws of Multicultural; (ii) subject to the issuance of the FCC Order and obtaining any other consents required to be obtained hereunder, violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, which violation, either individually or in the aggregate, might reasonably be expected to have a material adverse effect on the business or operations of Multicultural or Heftel's ownership of the Multicultural Transferred Assets; or (iii) except as set forth on SCHEDULE 3.2, violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), or result in the creation of any lien on any of the Multicultural Transferred Assets pursuant to, any material agreement, indenture, mortgage or other material instrument to which Multicultural is a party or by which it or its assets may be bound or affected.

     3.3 GOVERNMENTAL CONSENTS. No approval, authorization, consent, order or other action of, or filing with, any governmental authority or administrative agency is required in connection with the execution and delivery by Multicultural of this Agreement or the consummation of the transactions contemplated hereby, other than those of the FCC and under the HSR Act.

     3.4 TITLE TO ASSETS. Except as otherwise set forth on SCHEDULE 3.4 and for Multicultural Permitted Liens (as defined herein), Multicultural is the sole and exclusive legal owner of all right, title and interest in, and has good and marketable title to, all of the Multicultural Transferred Assets, free and clear of liens, claims and encumbrances. As used herein, "MULTICULTURAL PERMITTED LIENS" shall mean, in each case with respect to the Multicultural Transferred Assets, (i) liens for current taxes and other governmental charges not yet due and payable, (ii) mechanics' liens and other similar liens arising in the ordinary course that will be discharged prior to Closing and (iii) statutory landlord's liens arising in the ordinary course.

     3.5  REAL ESTATE.

     (a) Multicultural has a valid, binding and enforceable leasehold interest, free and clear of liens (other than Multicultural Permitted Liens), claims, encumbrances, subleases or other restrictions, in and to the real estate on which the operations of the Multicultural Station are conducted and the buildings, structures and improvements situated thereon that are necessary for the operation of the Multicultural Station (the "MULTICULTURAL REAL ESTATE"). A true, complete and correct copy of the leases evidencing such interests has been furnished to Heftel.

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     (b)  Multicultural has not received any notice of, and has no actual knowledge of, any material violation of any zoning, building, health, fire, water use or similar statute, ordinance, law, regulation or code in
connection with the leasehold interest in the Multicultural Real Estate.   To
the knowledge of Multicultural, no fact or condition exists which would result in the termination or impairment of access of the Multicultural Station to the Multicultural Real Estate or discontinuation of necessary sewer, water, electrical, gas, telephone or other utilities or services.

     (c) Multicultural has not received any notice that Hazardous Material (as defined below) exists in any structure located on, or exists on or under the surface of, any of the Multicultural Real Estate which is in violation of Environmental Law. For purposes of this Agreement, "HAZARDOUS MATERIAL" shall mean waste, substance, materials, smoke, gas or particulate matter designated as hazardous, toxic or dangerous under any Environmental Law. For purposes of this Agreement, "ENVIRONMENTAL LAW" shall include the Comprehensive Environmental Response Compensation and Liability Act, the Clean Air Act, the Clean Water Act and any other applicable federal, state or local environmental, health or safety law, rule or regulation relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

     3.6  CONDITION OF ASSETS.    All of the Multicultural Transferred Assets
viewed as a whole and not on an asset by asset basis are in good condition and working order, ordinary wear and tear excepted, and are suitable for the uses for which intended, free from any known defects except such minor defects that do not interfere with the continued use thereof.

     3.7 GOVERNMENTAL LICENSES. SCHEDULE 3.7 lists and accurately describes all of the Multicultural Governmental Licenses necessary for the lawful ownership and operation of the Multicultural Station and the conduct of its business, except where the failure to hold such Governmental License would not have a material adverse effect on the Multicultural Station. Multicultural has furnished to Heftel true and accurate copies of all of the Multicultural Governmental Licenses. Each such Governmental License is in full force and effect and is valid under applicable federal, state and local laws; the Multicultural Station is being operated in compliance in all material respects with the Communications Act of 1934, as amended (the "Act"), and all rules, regulations and policies of the FCC; and to the knowledge of Multicultural, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) is reasonably likely to result in the revocation or termination of any Governmental License or the imposition of any restriction of such a nature as might adversely affect the ownership or operation of the Multicultural Station as now conducted, except for proceedings of a legislative or rule-making nature intended to affect the broadcasting industry generally. The Multicultural Station, its physical facilities, electrical and mechanical systems and transmitting and studio equipment are being operated in all material respects in accordance with the specifications of the Multicultural Governmental Licenses. The Multicultural Governmental Licenses are unimpaired by any act or omission of Multicultural or any of Multicultural's officers, directors or employees and Multicultural has fulfilled and performed all of its obligations with respect to the Multicultural Governmental Licenses and has full power and authority thereunder.

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No application, action or proceeding is pending for the renewal or modification of any of the Multicultural Governmental Licenses. No event has occurred which, individually or in the aggreate, and with or without the giving of notice or the lapse of time or both, would constitute ground for revocation thereof and would have a materially adverse effect on the business or financial conditions of the Multicultural Station.

     3.8 TAXES. Other than taxes imposed upon the income of Multicultural (as to which no representation is made), all tax reports and returns required to be filed by Multicultural relating to the Multicultural Transferred Assets or operations (including sales, use, property and employment taxes) have been filed with the appropriate federal, state and local governmental agencies, and there have been paid all taxes, penalties, interest, deficiencies, assessments or other charges due as reflected on the filed returns or claimed to be due by such federal, state or local taxing authorities (other than taxes, deficiencies, assessments or claims which are being contested in good faith and which in the aggregate are not material). There are no examinations or audits pending or unresolved examinations or audit issues with respect to Multicultural's state or local tax returns relating primarily to the Multicultural Transferred Assets. All additional taxes, if any, assessed as a result of such examinations or audits have been paid. There are no pending claims or proceedings relating to, or asserted for, taxes, penalties, interest, deficiencies or assessments against the Multicultural Transferred Assets.

     3.9 LITIGATION. Except as set forth on SCHEDULE 3.9, there is no order of any court, governmental agency or authority and no complaint, notice of violation, action, suit, proceeding or investigation, judicial, administrative or otherwise, of which Multicultural has knowledge that is pending or threatened against or affecting the Multicultural Station which, if adversely determined, might materially and adversely affect the business, operations, properties, assets or conditions (financial or otherwise) of the Multicultural Station or which challenges the validity or propriety of any of the transactions contemplated by this Agreement.

     3.10 REPORTS. Multicultural has duly filed all reports required to be filed by law or applicable rule, regulation, order, writ or decree of any court, governmental commission, body or instrumentality and has made payment of all charges and other payments, if any, shown by such reports to be due and payable, except where the failure to so file or make payment would not have a material adverse effect upon the operations of the Multicultural Station. All reports required to be filed by Multicultural with the FCC with respect to the Multicultural Station have been filed, except where the failure to so file would not materially and adversely affect the business, operations, properties, assets or conditions (financial or otherwise) of the Multicultural Station or which challenges the validity or propriety of any of the transactions contemplated by this Agreement. Such reports and disclosures are complete and accurate in all material respects.

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     3.11 CONTRACTS AND AGREEMENTS. The Multicultural Station is not in
default with respect to any of the contracts contained on SCHEDULE 1.2(a) hereto, and, as of the Closing Date, the Multicultural Station will have paid all sums and performed all obligations under such contracts which are required to be paid or performed prior to the Closing Date. True and complete copies of such contracts have been delivered to Heftel on or prior to the date hereof. All brokerage contracts for the sale of broadcast time on the Multicultural Station will be terminated as of the Closing Date.

     3.12 INTANGIBLE PROPERTY.   Multicultural has, and after the Closing,
Heftel will have, the right to use the intangible property included in the Multicultural Transferred Assets, free and clear of any royalty or other payment obligations. Multicultural's use of such intangible property does not conflict with, violate or infringe upon any rights of any other person or entity with respect to such intangible property and Multicultural has not received any notice of any such claimed conflict, violation or infringement.

     3.13 THIRD PARTY CONSENTS. By the Closing Date, Multicultural will have obtained all consents from any person or entity (other than the FCC Order) which are required in connection with the execution and delivery by Multicultural of this Agreement and the consummation of the transactions contemplated hereby, which such consents are described on SCHEDULE 3.13, except where the failure to obtain such consent has been waived by Heftel on or prior to the Closing Date.

     3.14 QUALIFICATION OF MULTICULTURAL. Multicultural does not have any knowledge of any facts or proceedings which are reasonably likely to disqualify it under the Act, the rules and regulations promulgated thereunder, and the policies of the FCC in respect thereof, from acquiring or operating the Heftel Station or would otherwise cause the FCC not to approve the assignment of the Heftel Governmental Licenses to Multicultural.

     3.15 FINDERS AND BROKERS. Except as to Rumbaut & Co. (whose fees and expenses shall be paid by Heftel), there are no agreements or understandings that give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

4.   REPRESENTATIONS AND WARRANTIES OF HEFTEL.

     Heftel hereby represents and warrants to Multicultural, as follows:

     4.1 ORGANIZATION; GOOD STANDING. Heftel is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties and assets and to carry on its business as currently conducted. Heftel is qualified as a foreign corporation in each jurisdiction where it is required to be so qualified.

     4.2 DUE AUTHORIZATION; EXECUTION AND DELIVERY. Subject to the issuance of the FCC Order and obtaining any other consents required to be obtained

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hereunder, Heftel has full power and authority to enter into and perform this
Agreement and to carry out the transactions contemplated hereby. Heftel has taken all requisite action to approve the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Heftel, enforceable against it in accordance with its terms, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. Neither the execution and delivery by Heftel of this Agreement nor the consummation by it of the transactions contemplated hereby will: (i) conflict with or result in a breach of the articles of incorporation or bylaws of Heftel; (ii) subject to the issuance of the FCC Order and obtaining any other consents required to be obtained hereunder, violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, which violation, either individually or in the aggregate, might reasonably be expected to have a material adverse effect on the business or operations of Heftel or Multicultural's ownership of the Heftel Transferred Assets; or (iii) violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), or result in the creation of any lien on any of the Heftel Transferred Assets pursuant to, any material agreement, indenture, mortgage or other material instrument to which Heftel is a party or by which it or its assets may be bound or affected.

     4.3 GOVERNMENTAL CONSENTS. No approval, authorization, consent, order or other action of, or filing with, any governmental authority or administrative agency is required in connection with the execution and delivery by Heftel of this Agreement or the consummation of the transactions contemplated hereby, other than those of the FCC or under the HSR Act.

     4.4 TITLE TO ASSETS. Except as otherwise set forth on SCHEDULE 4.4 and for Heftel Permitted Liens (as defined herein), Heftel or a subsidiary thereof is the sole and exclusive legal owner of all right, title and interest in, and has good and marketable title to, all of the Heftel Transferred Assets, free and clear of liens, claims and encumbrances. As used herein, "HEFTEL PERMITTED LIENS" shall mean, in each case with respect to the Heftel Transferred Assets, (i) liens for current taxes and other governmental charges not yet due and payable, (ii) mechanics' liens and other similar liens arising in the ordinary course that will be discharged prior to Closing and (iii) statutory landlord's liens arising in the ordinary course.

     4.5  REAL ESTATE.

      (a) Heftel has good, indefeasible and record title to the real property located at 1432 and 1396 Broad Street, Clifton, New Jersey, together with all buildings, improvements, fixtures and structures thereon and all rights and appurtenances pertaining thereto (the "HEFTEL REAL PROPERTY"), in fee simple absolute (as more particularly described on SCHEDULE 1.1(a)), and there are no outstanding liens or encumbrances with respect to the Heftel Real Property or any part thereof, except as set forth on SCHEDULE 4.4. Heftel has paid or will pay at Closing all taxes, charges and assessments (special or otherwise) required to be paid to any taxing authority which could in any way now or hereafter constitute a lien against the Heftel Real Property or

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any part thereof (except for taxes and assessments for the current year).
Heftel has not received any notice from any taxing authority or governmental agency asserting that it has failed to file or have improperly filed any tax return or report in respect of any taxes now owing by it (except current taxes and assessments not yet delinquent) which could in any way now or hereafter constitute a lien against the Heftel Real Property or any part thereof; and no action or proceeding is now pending by a governmental agency or authority for the assessment or collection of such taxes, charges or assessments against Heftel. There are now in full force and effect duly issued certificates of occupancy permitting the Heftel Real Property and improvements located thereon to be legally used and occupied as the same are now constituted. The Heftel Real Property has permanent rights of access to dedicated public highways. Except as set forth on SCHEDULE 4.4, there is not
(i) any claim of adverse possession or prescriptive rights which may materially and adversely affect the Heftel Real Property, (ii) any structure located on the Heftel Real Property that materially encroaches on or over the boundaries of neighboring or adjacent properties; or (iii) any structure of any other party which materially encroaches on or over the boundaries of the Heftel Real Property. To the knowledge of Heftel, the Heftel Real Property is not located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any law. No public improvements have been commenced relating to the Heftel Real Property, and to the knowledge of Heftel, none are planned which in either case may result in special assessments against or otherwise materially and adversely affect the Heftel Real Property. To the knowledge of Heftel, no portion of the Heftel Real Property has been used as a landfill or for storage or landfill of Hazardous Materials. To the knowledge of Heftel, except as disclosed on SCHEDULE 4.5, there are not any underground storage tanks that are currently located on or
that have been removed from the Heftel Real Property.   With respect to the
other real estate on which the operations of the Heftel Station are conducted and the buildings, structures and improvements situated thereon (such real estate, together with the Heftel Real Property, being collectively referred to herein as the "HEFTEL REAL ESTATE"). Heftel has a valid, binding and enforceable leasehold interest, free and clear of liens (other than Heftel Permitted Liens), claims, encumbrances, subleases or other restrictions. A true, complete and correct copy of the leases evidencing such interests has been furnished to Heftel.

     (b) Heftel has not received any notice of, and has no actual knowledge of, any material violation of any zoning, building, health, fire, water use or similar statute, ordinance, law, regulation or code in connection with its
interest in the Heftel Real Estate.   To the knowledge of Heftel, no fact or
condition exists which would result in the termination or impairment of access of the Heftel Station to the Heftel Real Estate or discontinuation of necessary sewer, water, electrical, gas, telephone or other utilities or services.

     (c) Except as disclosed on SCHEDULE 4.5, no Hazardous Material exists in any structure located on, or exists on or under the surface of, the Heftel Real Property which is in violation of Environmental Law. Heftel has not received any notice that Hazardous Material exists in any structure located on, or exists on or under the surface of, the other Heftel Real Estate which is in violation of Environmental Law.

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     4.6  CONDITION OF ASSETS.    All of the Heftel Transferred Assets viewed
as a whole and not on an asset by asset basis are in good condition and working order, ordinary wear and tear excepted, and are suitable for the uses for which intended, free from any known defects except such minor defects that do not interfere with the continued use thereof.

     4.7 GOVERNMENTAL LICENSES. SCHEDULE 4.7 lists and accurately describes all of the Heftel Governmental Licenses necessary for the lawful ownership and operation of the Heftel Station and the conduct of their business, except where the failure to hold such Governmental Licenses would not have a material adverse effect on the Heftel Station. Heftel has furnished to Multicultural true and accurate copies of all of the Heftel Governmental Licenses. Each such Governmental License is in full force and effect and is valid under applicable federal, state and local laws; the Heftel Station is being operated in compliance in all material respects with the Act and all rules, regulations and policies of the FCC; and, to the knowledge of Heftel, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) is reasonably likely to result in the revocation or termination of any Governmental License or the imposition of any restriction of such a nature as might adversely affect the ownership or operation of the Heftel Station as now conducted, except for proceedings of a legislative or rule-making nature intended to affect the broadcasting industry generally. The Heftel Station, their physical facilities, electrical and mechanical systems and transmitting and studio equipment are being operated in all material respects in accordance with the specifications of the Heftel Governmental Licenses. The Heftel Governmental Licenses are unimpaired by any act or omission of Heftel or any of Heftel's officers, directors or employees and Heftel has fulfilled and performed all of its obligations with respect hereto and has full power and authority thereunder. No application, action or proceeding is pending for the renewal or modification of any of the Heftel Governmental Licenses. No event has occurred which, individually or in the aggregate, and with or without the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof and would have a materially adverse effect on the buiness or financial conditions of the Heftel Station.

     4.8 TAXES. Other than taxes imposed upon the income of Heftel (as to which no representation is made), all tax reports and returns required to be filed by Heftel relating to the Heftel Transferred Assets or operations (including sales, use, property and employment taxes) have been filed with the appropriate federal, state and local governmental agencies, and there have been paid all taxes, penalties, interest, deficiencies, assessments or other charges due as reflected on the filed returns or claimed to be due by such federal, state or local taxing authorities (other than taxes, deficiencies, assessments or claims which are being contested in good faith and which in the aggregate are not material). There are no examinations or audits pending or unresolved examinations or audit issues with respect to Heftel's state or local tax returns relating to the Heftel Transferred Assets. All additional taxes, if any, assessed as a result of such examinations or audits have been paid. There are no pending claims or proceedings relating to, or asserted for, taxes, penalties, interest, deficiencies or assessments against the Heftel Transferred Assets.

     4.9 LITIGATION. There is no order of any court, governmental agency or authority and no complaint, notice of violation, action, suit, proceeding or

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investigation, judicial, administrative or otherwise, that is pending or, to
Heftel's knowledge, threatened against or affecting the Heftel Station which, if adversely determined, might materially and adversely affect the business, operations, properties, assets or conditions (financial or otherwise) of the Heftel Station or which challenges the validity or propriety of any of the transactions contemplated by this Agreement.

     4.10 REPORTS. Heftel has duly filed all reports required to be filed by law or applicable rule, regulation, order, writ or decree of any court, governmental commission, body or instrumentality and has made payment of all charges and other payments, if any, shown by such reports to be due and payable, except where the failure to so file or make payment would not have a material adverse effect upon the operations of the Heftel Station. All reports required to be filed by Heftel with the FCC with respect to the Heftel Station have been filed, except where the failure to so file would not materially and adversely affect the business, operations, properties, assets or conditions (financial or otherwise) of the Heftel Station or which challenges the validity or propriety of any of the transactions contemplated by this Agreement. Such reports and disclosures are complete and accurate in all material respects.

     4.11 CONTRACTS AND AGREEMENTS. The Heftel Station is not in default with respect to any of the contracts contained on SCHEDULE 1.2(b) hereto, and, as of the Closing Date, the Heftel Station will have paid all sums and performed all obligations under such contracts which are required to be paid or performed prior to the Closing Date. True and complete copies of such contracts have been delivered to Multicultural on or prior to the date hereof.

     4.12 INTANGIBLE PROPERTY.   Heftel has, and after the Closing,
Multicultural will have, the right to use the intangible property included in the Heftel Transferred Assets, free and clear of any royalty or other payment obligations. Heftel's use of such intangible property does not conflict with, violate or infringe upon any rights of any other person or entity with respect to such intangible property and Heftel has not received any notice of any such claimed conflict, violation or infringement.

     4.13 THIRD PARTY CONSENTS. By the Closing Date, Heftel will have obtained all consents from any person or entity (other than the FCC Order) which are required in connection with the execution and delivery by Heftel of this Agreement and the consummation of the transactions contemplated hereby, which such consents are described on SCHEDULE 4.13, except where the failure to obtain such consent has been waived by Multicultural on or prior to the Closing Date.

     4.14 QUALIFICATION OF HEFTEL. Heftel does not have any knowledge of any facts or proceedings which are reasonably likely to disqualify it under the Act, the rules and regulations promulgated thereunder, and the policies of the FCC in respect thereof, from acquiring or operating the Multicultural Station or would otherwise cause the FCC not to approve the assignment of the Multicultural Governmental Licenses to Heftel.

     4.15 FINDERS AND BROKERS. Except as to Rumbaut & Co. (whose fees and expenses shall be paid by Heftel), there are no agreements or understandings that give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

5.   CERTAIN COVENANTS AND AGREEMENTS.

     5.1 ACCESS. Each of Heftel and Multicultural will take all action reasonably necessary to enable the other, its counsel, accountants and other representatives to discuss the affairs, properties, business, operations and records of the Transferred Assets at such times and as often as Heftel or Multicultural (as the case may be) may reasonably request with executives, independent accountants, engineers and counsel of the other party. In the event that the Closing does not occur and this Agreement is terminated, each party shall keep in confidence, and shall cause its counsel, accountants and other representatives to keep in confidence, and shall not use or disclose to others, all information provided hereunder to it, except such information as is in the public domain or as required by law.

     5.2 COMMERCIALLY REASONABLE EFFORTS. Each of Multicultural and Heftel shall take all reasonable action necessary to consummate the transactions contemplated by this Agreement and will use all necessary and reasonable means at its disposal to obtain all necessary consents and approvals of other persons and governmental authorities required to enable it to consummate the transactions contemplated by this Agreement; provided, however, nothing herein shall require the expenditure or payment of monies or the giving of any other consideration by either party in order to obtain any such consent (other than governmental filing fees and the payment of reasonable fees and expenses of a party's own advisors and representatives). Each of Heftel and Multicultural acknowledges and agrees that it shall pay all costs, fees (other than as expressly provided herein) and expenses incurred by it in obtaining such necessary consents and approvals to transfer the Heftel Transferred Assets and Multicultural Transferred Assets, respectively. Each party shall make all filings, applications, statements and reports to all governmental agencies or entities which are required to be made prior to the Closing Date by or on its behalf pursuant to any statute, rule or regulation in connection with the transactions contemplated by this Agreement, and copies of all such filings, applications, statements and reports shall be provided to the other.

     5.3 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, all notices to third parties and other publicity relating to the transaction contemplated by this Agreement shall be jointly planned and agreed to by Multicultural and Heftel; provided, however, each of Heftel and Multicultural shall be entitled to make such disclosure in its sole discretion as may be required by any applicable governmental regulations.

     5.4 MAINTENANCE OF BUSINESS. Between the date of this Agreement and the Closing, each party shall conduct the business of the Stations and use the Transferred Assets only in the ordinary course of business, consistent with past practices, which shall include compliance in all material respects with all laws, regulations and administrative orders of any federal, state or local governmental authority that are applicable to each party with respect to the Transferred Assets or the operation of the Stations, with the intent of preserving the ongoing operations of the Stations and the Transferred Assets. Without limiting the generality of the foregoing:

     (a) Each party shall: (i) maintain the Transferred Assets in their present condition (reasonable wear and tear in normal use excepted); (ii) remove, cure and correct prior to the Closing any violations under applicable statutes, rules or regulations that render (or if unremedied would render) inaccurate such party's representations and warranties contained in this Agreement or in any certificate delivered by such party pursuant to this Agreement; (iii) maintain its existing insurance coverage on the Stations and the Transferred Assets; and (iv) maintain its books and records in the usual and ordinary manner, on a basis consistent with prior periods.

     (b) Neither party shall, without the other party's prior written consent (which shall not unreasonably be withheld or delayed) create, assume or permit to exist any lien upon the Transferred Assets, except for Permitted Liens or liens in existence on the date of this Agreement which will be removed on or prior to Closing Date.

     (c) Neither party shall sell or agree to sell or otherwise dispose of any of the Transferred Assets, unless such sale or disposal occurs in the ordinary course of business, consistent with past practices and such Transferred Assets are replaced with similar assets of equal or greater value and utility.

     (d) Each party shall operate the Stations in all respects in accordance with the Governmental Licenses, and all applicable rules and regulations of the FCC and all other applicable laws, regulations, rules and orders. Each party shall use its commercially reasonable efforts not to cause or permit any of the Governmental Licenses to expire, be surrendered, adversely modified or otherwise terminated.

     5.5  HEFTEL REAL PROPERTY.

          (a) No later than 20 days after the execution of this Agreement, Heftel shall obtain for Multicultural a Commitment for Title Insurance ("Commitment"), dated not earlier than the date of this Agreement, issued by Chicago Title Insurance Company (the "Title Company") and, to the extent required by deficiencies in the Commitment, a current "as built" survey prepared by a duly licensed and registered land surveyor or engineer, for the Heftel Real Property, showing Heftel's title to the Heftel Real Property to be good and indefeasible, together with legible copies of the deed which conveyed the Heftel Real Property to Seller and all items and documents referred to in the Commitment. The Commitment will commit the Title Company to issue a standard New Jersey form of Owner's Title Policy with respect to the Heftel Real Property (the "Owner's Title Policy") to Multicultural at the Closing. The cost of the Owner's Title Policy shall be split equally between Multicultural and Heftel.

      (b) In the event that any material exceptions unacceptable to Multicultural appear in the Commitment and/or on any survey that are not set forth on Schedule 4.4, then Multicultural shall, within 15 days after receipt of the Commitment notify Heftel in writing of such fact.

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

Heftel shall then use its best efforts to eliminate or modify such exceptions to the satisfaction of Multicultural prior to the Closing Date.

     5.6 DISTRIBUTION OF CASH CONSIDERATION. If the Closing occurs prior to the "Renewal Date" (as defined herein), then until the Renewal Date, Multicultural will not distribute any of the Cash Consideration or other material assets to its shareholders, other than payment of salaries in the ordinary course of business; provided, however, that nothing herein shall preclude Multicultural from re-investing the Cash Consideration in broadcasting assets. For purposes of this provision, "Renewal Date" shall mean the renewal by the FCC of the main station license for the Multicultural Station, proceedings for which are anticipated to commence in February 1998.

6.   CONDITIONS TO HEFTEL'S CLOSING.

     All obligations of Heftel under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, it being understood that Heftel may, in its sole discretion, waive any or all of such conditions (except for the requirement of FCC consent) in whole or in part:

     6.1 REPRESENTATIONS, ETC. Multicultural shall have performed in all material respects the covenants and agreements contained in this Agreement that are to be performed by it at or prior to the Closing, and the representations and warranties of Multicultural contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made at such time, except as contemplated or permitted by this Agreement.

     6.2 CONSENTS. All consents and approvals from the FCC and governmental agencies (including the FCC Order) and from other third parties required to consummate the transactions contemplated by this Agreement shall have been obtained without material cost or other materially adverse consequence to Heftel and shall be in full force and effect. For purposes of this provision, it is understood and acknowledged that the Empire State Building lease and antenna site lease at 122 East 42nd Street in New York City (Channin Building) shall be assigned with no adverse modification of its existing terms; provided, however, that if the assignment of the Channin Building lease cannot be obtained or if such assignment is made with any material adverse modification of the existing terms, Multicultural shall sublease the same to Heftel. Notwithstanding the preceding sentence, no assignment of, or subletting under, the Channin Building lease shall be required if, at the time of Closing, the testing activities by the television broadcasters at the Empire State Building (which testing activities would have resulted in a cut back in power of the Multicultural Station) have been completed.

     6.3 NO ADVERSE LITIGATION. No order or temporary, preliminary or permanent injunction or restraining order shall have been entered and no action, suit or other legal or administrative proceeding by any court or governmental authority, agency or other person shall be pending or threatened on the Closing Date which may have the effect of (i) making any of the transactions contemplated hereby illegal, (ii) materially adversely affecting the value of the Multicultural Transferred Assets, other than any of the foregoing which affects the radio broadcasting industry generally or (iii) making Heftel liable for the payment of damages to any person as a result of the transactions contemplated hereby.

     6.4 NONCOMPETITION AGREEMENT. Multicultural and Arthur Liu shall have executed and delivered to Heftel the Noncompetition Agreement in the form of Exhibit A hereto.

     6.5 LEASE AGREEMENT. Multicultural shall have executed and delivered to Heftel the Lease Agreement in the form of Exhibit B hereto, providing for the lease of the WPAT-AM studio building and parking lot to Heftel.

     6.6 LICENSE APPLICATION. The FCC shall have granted Multicultural's pending license application (BLH-970327KA) relating to the operation of the Multicultural Station at the Empire State Building location without material cost or other materially adverse consequence to Heftel.

     6.7 CLOSING DELIVERIES. Heftel shall have received each of the documents or items required to be delivered to it pursuant to SECTION 8.1 hereof.

7.   CONDITIONS TO MULTICULTURAL'S CLOSING.

     All obligations of Multicultural under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, it being understood that Multicultural may, in its sole discretion, waive any or all of such conditions (except for the requirement of FCC consent) in whole or in part:

     7.1 REPRESENTATIONS, ETC. Heftel shall have performed in all material respects the covenants and agreements contained in this Agreement that are to be performed by it at or prior to the Closing, and the representations and warranties of Heftel contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made at such time, except as contemplated or permitted by this Agreement.

     7.2 CONSENTS. All consents and approvals from the FCC and governmental agencies (including the FCC Order) and from other third parties required to consummate the transactions contemplated by this Agreement shall have been obtained without material cost or other materially adverse consequence to Multicultural and shall be in full force and effect.

     7.3 NO ADVERSE LITIGATION. No order or temporary, preliminary or permanent injunction or restraining order shall have been entered and no action, suit or other legal or administrative proceeding by any court or governmental authority, agency or other person shall be pending or threatened on the Closing Date which may have the effect of (i) making any of the transactions contemplated hereby illegal, (ii) materially adversely affecting the value of the Heftel Transferred Assets, other than any of the foregoing which affects the radio broadcasting industry generally or (iii) making Multicultural liable for the payment of damages to any person as a result of the transactions contemplated hereby.

     7.4 CLOSING DELIVERIES. Multicultural shall have received (i) the Cash Consideration from Heftel and (ii) each of the documents or items required to be delivered to it pursuant to SECTION 8.2 hereof.

8.   DOCUMENTS TO BE DELIVERED AT CLOSING.

     8.1  CLOSING DOCUMENTS TO BE DELIVERED BY MULTICULTURAL.

     At the Closing, Multicultural shall deliver to Heftel (in form and substance reasonably satisfactory to Heftel):

     (a) One or more assignments assigning to Heftel the Multicultural Governmental Licenses, as Heftel may request;

     (b) A bill of sale conveying to Heftel all of the Multicultural Transferred Assets constituting tangible personal property.

     (c) One or more assignment and assumption agreements by which Multicultural assigns the Multicultural Material Contracts to Heftel, and Heftel assumes the Assumed Liabilities and agrees to perform, from and after the Closing Date, all of the Assumed Liabilities, together with each consent obtained by Multicultural necessary for the assignments of such contracts;

     (d) Certified copies of resolutions of Multicultural's Board of Directors and shareholders authorizing the execution, delivery and performance of this Agreement;

     (e) One or more assignments conveying to Heftel the call letters for the Multicultural Station.

     (f) A certificate executed by Multicultural attesting to Multicultural's compliance with the matters set forth in SECTION 6.1 and
SECTION 6.3;

     (g)  The Business Records;

     (h) Opinions of corporate and special FCC counsel to Multicultural, dated as of the Closing, in form reasonably satisfactory to Heftel; and

     (i) Such other instruments and further assurances of conveyance and such other certificates or other documentation as Heftel may reasonably request.

     8.2  CLOSING DOCUMENTS TO BE DELIVERED BY HEFTEL.

     At the Closing, Heftel shall deliver to Multicultural (in form and substance reasonably satisfactory to Multicultural):

     (a) One or more assignments assigning to Multicultural the Heftel Governmental Licenses, as Multicultural may request;

     (b) A warranty deed conveying to Multicultural the Heftel Real Property and a bill of sale conveying to Multicultural all of the Heftel Transferred Assets constituting tangible personal property, accompanied by the Owner's Title Policy (giving effect to the removal of all material exceptions set forth in the commitment to which Multicultural has objected pursuant to
Section 5.5(b) above);

     (c) One or more assignment and assumption agreements by which Heftel assigns the Heftel Material Contracts to Multicultural, and Multicultural assumes the Assumed Liabilities and agrees to perform, from and after the Closing Date, all of the Assumed Liabilities, together with each consent obtained by Heftel necessary for the assignments of such contracts;

     (d) Certified copies of resolutions of Heftel's Board of Directors authorizing the execution, delivery and performance of this Agreement;

     (e) One or more assignments conveying to Multicultural the call letters for the Heftel Station;

     (f) A certificate executed by Heftel attesting to Heftel's compliance with the matters set forth in SECTION 7.1 and SECTION 7.3;

     (g)  The Business Records;

     (h) Opinions of corporate and special FCC counsel to Heftel, dated as of the Closing, in form reasonably satisfactory to Multicultural; and

     (i) Such other instruments and further assurances of conveyance and such other certificates or other documentation as Multicultural may reasonably request.

9.   SURVIVAL.

     All representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto shall be deemed to have been relied upon by the parties hereto, and shall survive the Closing; provided, however, that notice of any claim, whether made under the indemnification provisions hereof or otherwise, based on a breach of a representation, warranty, covenant or agreement must be given within one year from the Closing Date (three years with respect to representations of warranties dealing with environmental liabilities) or, in the case of representations or warranties dealing with tax matters, within 60 days after the expiration of the applicable tax statute of limitations; and provided, further, that representations as to the title of the Transferred Assets shall survive indefinitely. The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made. All statements contained herein or in any certificate, exhibit, list or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties. No representation or warranty contained herein shall be deemed to be made at any time after the date of this Agreement or, if made in a certificate, the date of such certificate.

10.  INDEMNIFICATION OF HEFTEL.

     Subject to the limitations set forth in SECTIONS 9 and 12, Multicultural shall indemnify and hold Heftel harmless from, against, for and in respect of:

     (a) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action and encumbrances suffered, sustained, incurred or required to be paid by Heftel because of the breach of any written representation, warranty, agreement or covenant of Multicultural contained in this Agreement or any document, certificate or agreement executed in connection with this Agreement;

     (b) any and all liabilities, obligations, claims and demands arising out of the ownership and operation of the Multicultural Station or the Multicultural Real Estate at all times prior to the Closing Date (other than the Heftel Assumed Liabilities), including but not limited to (i) claims from employees of Multicultural or with respect to employee benefit plans of Multicultural and (ii) claims arising from the presence or use of any Hazardous Material or any requirement pursuant to an Environmental Law);

     (c) any and all liabilities, obligations, claims and demands arising out of the ownership and operation of the Heftel Station with respect to periods on and after the Closing Date;

     (d) any and all liabilities, obligations, claims and demands of third parties claiming a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated hereby as a result of the actions or omissions of Multicultural; and

     (e) all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, interest and penalties) incurred by Heftel in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this SECTION 10.

11.  INDEMNIFICATION OF MULTICULTURAL.

     Subject to the limitations set forth in SECTIONS 9 and 12, Heftel shall indemnify and hold Multicultural harmless from, against, for and in respect of:

     (a) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action and encumbrances suffered, sustained, incurred or required to be paid by Multicultural because of the breach of any written representation, warranty, agreement or covenant of Heftel contained in this Agreement or any document, certificate or agreement executed in connection with this Agreement;

     (b) any and all liabilities, obligations, claims and demands arising out of the ownership and operation of the Heftel Station or the Heftel Real Estate at all times prior to the Closing Date (other than the Multicultural Assumed Liabilities), including but not limited to (i) claims from employees of Heftel or with respect to employee benefit plans of Heftel and (ii) claims arising from the presence or use of any Hazardous Material or any requirement pursuant to an Environmental Law, without regard to whether a matter relating to Hazardous Materials or Environmental Laws has been disclosed to Multicultural in this Agreement, in any Phase I environmental report obtained to date or obtained hereinafter by Multicultural or otherwise;

     (c) any and all liabilities, obligations, claims and demands arising out of the ownership and operation of the Multicultural Station with respect to periods on and after the Closing Date;

     (d) any and all liabilities, obligations, claims and demands of third parties claiming a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated hereby as a result of the actions or omissions of Heftel; and

     (e) all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, interest and penalties) incurred by Multicultural in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this SECTION 11.

12.  GENERAL RULES REGARDING INDEMNIFICATION.

     The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or indemnified third parties shall be subject to the following terms and conditions:

     (a) Subject to SECTION 12(f) below, the indemnified party shall give prompt written notice (which in no event shall exceed 30 days from the date on which the indemnified party first became aware of such claim or assertion) to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in SECTION 10 or 11 hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known;

     (b) If any action, suit or proceeding is brought against the indemnified party with respect to which the indemnifying party may have liability under the indemnity agreements contained in SECTION 10 or 11 hereof, the action, suit or proceeding shall, upon the written acknowledgement by the indemnifying party that it is obligated to indemnify under such indemnity agreement, be defended (including all proceedings on appeal or for review which counsel for the indemnified party shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense unless (A) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized in writing by the indemnifying party in connection with the defense of such action, suit or proceeding, or (B) counsel to such indemnified party shall have reasonably concluded and specifically notified the indemnifying party that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreements contained in SECTIONS 10 and 11 hereof, in any of which events the indemnifying party, to the extent made necessary by such defenses, shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party. In the latter such case only that portion of such fees and expenses of the indemnified party's separate counsel reasonably related to matters covered by the indemnity agreements contained in SECTION 10 or 11 hereof shall be borne by the indemnifying party. The indemnified party shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not it is represented by separate counsel.

     (c) The indemnified party shall make available to the indemnifying party and its attorneys and accountants all books and records of the indemnified party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

     (d) The indemnified party shall not make any settlement of any claims without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

     (e) If any claims are made by third parties against an indemnified party for which an indemnifying party would be liable, and it appears likely that such claims might also be covered by the indemnified party's insurance policies, the indemnified party shall make a timely claim under such policies and to the extent that such party obtains any recovery from such insurance, such recovery shall be offset against any sums due from an indemnifying party (or shall be repaid by the indemnified party to the extent that an indemnifying party has already paid any such amounts). The parties acknowledge, however, that if an indemnified party is self-insured as to any matters, either directly or through an insurer which assesses retroactive premiums based on loss experience, then to the extent that the indemnified party bears the economic burden of any claims through self-insurance or retroactive premiums or insurance ratings, the indemnifying party's obligation shall only be reduced by any insurance recovery in excess of the amount paid or to be paid by the indemnified party in insurance premiums.

      (f) No claim or indemnification shall be made unless and until the indemnified party has first incurred, in the aggregate, damages, losses and expenses for which it would be entitled to be indemnified hereunder of at least $10,000. Further, no party shall be liable hereunder for claims which in the aggregate exceed $10 million; provided, however, that such maximum limit shall not be applicable in the case of a breach of the representations and warranties of Section 3.7 or 4.7 that results in either (i) the non-renewal of the station license for the Multicultural Station or Heftel Station, respectively, or (ii) the imposition by the FCC of a fine or other monetary penalty in connection therewith. Notwithstanding any provision that may be construed to the contrary, with respect to a breach of the representations and warranties of Section 3.7 or 4.7, neither party shall be liable for special, indirect, incidental or consequential damages (including lost profits or savings) that may result from the delay of the renewal or the non-renewal of the station license for the Multicultural Station or the Heftel Station.

     (g) Except as herein expressly provided, the remedies provided in SECTIONS 10 through 12 hereof shall be the exclusive remedy of the parties hereto for damages, losses and expenses arising after the Closing Date, other than for any such damages, losses and expenses due to the fraudulent or willful misconduct of the indemnifying party. With respect to claims of fraudulent or willful misconduct, the indemnified party shall not be precluded from asserting any other rights or remedies against any other party hereto.

13.  FAILURE TO CLOSE BECAUSE OF DEFAULT.

     In the event that the Closing is not consummated by virtue of a material default made by a party in the observance or in the due and timely performance of any of its covenants or agreements herein contained ("Default"), the parties shall have and retain all of the rights afforded them at law or in equity by reason of that Default. In addition, Multicultural and Heftel acknowledge that the Transferred Assets and the transactions contemplated hereby are unique, that a failure by Multicultural or Heftel to complete such transactions will cause irreparable injury to the other, and that actual damages for any such failure may be difficult to ascertain and may be inadequate. Consequently, Multicultural and Heftel agree that each shall be entitled, in the event of a Default by the other, to specific performance of any of the provisions of this Agreement in addition to any other legal or equitable remedies to which the non-defaulting party may otherwise be entitled. In the event any action is brought, the prevailing party shall be entitled to recover court costs, arbitration expenses and reasonable attorneys' fees.

14.  TERMINATION AND RESCISSION RIGHTS; RISK OF LOSS.

     14.1 TERMINATION PRIOR TO CLOSING. This Agreement may be terminated by either Heftel or Multicultural (as set forth below), if either such party is not then in Default, upon written notice to the other upon the occurrence of any of the following:

     (a) By either Heftel or Multicultural, if the Closing has not occurred on or before December 1, 1998, or such later date as Heftel and Multicultural shall mutually agree;

     (b) By the non-Defaulting party, if the other party Defaults and such Default has not been cured within 30 days of written notice of such Default by the other party; or

     (c)  By mutual consent of Multicultural and Heftel.

     14.2 RESCISSION OF PURCHASE AND SALE. In the event the parties elect to close prior to the time the FCC Order has become a Final Order, Heftel and Multicultural shall enter into rescission agreement to be mutually agreed upon which provides for unwinding the transaction in the event a Final Order is not obtained. For purposes of this Section, the term "FINAL ORDER" shall mean that the FCC Order shall have been final, that such FCC Order is not reversed, stayed, enjoined or set aside, and with respect to such FCC Order, no timely request for stay, reconsideration, review, rehearing or notice of appeal is pending, and as to which FCC Order the time for filing any such request, petition or notice of appeal or for review by the FCC on its own motion has expired.

     14.3 RISK OF LOSS.

     (a) Heftel shall bear the risk of all damage to, loss of or destruction of any of the Heftel Transferred Assets between the date of this Agreement and the Closing Date. If any material portion of the Heftel Transferred Assets shall suffer any material damage or destruction prior to the Closing Date, Heftel shall promptly notify Multicultural in writing of such damage or destruction, shall promptly take all necessary steps to restore, repair or replace such assets at its sole expense, and shall advise Multicultural in writing of the estimated cost to complete such restoration, repair or replacement and all amounts actually paid as of the date of the estimate. Multicultural may extend the Closing Date for a period not exceeding 45 days to accomplish such restoration, repair or replacement, but is not required to do so. If such restoration, repair or replacement is not accomplished prior to the Closing Date, whether or not extended as provided herein, Multicultural may, at its option either (i) terminate this Agreement upon written notice to Heftel; or (ii) receive all insurance proceeds paid or payable to Heftel in excess of amounts actually applied towards such restoration, repair or replacement, close this Agreement and thereafter complete such restoration, repair or replacement at its sole expense; provided, however, Heftel shall have no further liabilities with respect to such damage or destruction after payment to Multicultural of such insurance proceeds.

      (b) Multicultural shall bear the risk of all damage to, loss of or destruction of any of the Multicultural Transferred Assets between the date of this Agreement and the Closing Date. If any material portion of the Multicultural Transferred Assets shall suffer any material damage or destruction prior to the Closing Date, Multicultural shall promptly notify Heftel in writing of such damage or destruction, shall promptly take all necessary steps to restore, repair or replace such assets at its sole expense, and shall advise Heftel in writing of the estimated cost to complete such restoration, repair or replacement and all amounts actually paid as of the date of the estimate. Heftel may extend the Closing Date for a period not exceeding 45 days to accomplish such restoration, repair or replacement, but is not required to do so. If such restoration, repair or replacement is not accomplished prior to the Closing Date, whether or not extended as provided herein, Heftel may, at its option either (i) terminate this Agreement upon written notice to Multicultural; or (ii) receive all insurance proceeds paid or payable to Multicultural in excess of amounts actually applied towards such restoration, repair or replacement, close this Agreement and thereafter complete such restoration, repair or replacement at its sole expense; provided, however, Multicultural shall have no further liabilities with respect to such damage or destruction after payment to Heftel of such insurance proceeds.

15.  BOOKS AND RECORDS; TAX MATTERS.

     (a) BOOKS AND RECORDS. Each party agrees that it will cooperate with and make available (or cause to be made available) to the other party, during normal business hours, all books and records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose (a "PERMITTED USE"). The party requesting any such books and records, information or employees shall bear all of the out-of-pocket costs and expenses reasonably incurred in connection with providing such books and records, information or employees. All information received pursuant to this SECTION 15 (including duplicate copies of the Business Records retained by the other party pursuant to SECTION 15(b) hereof) shall be kept confidential by the party receiving it, except to the extent that disclosure is reasonably necessary in connection with any Permitted Use.

     (b) COOPERATION AND RECORDS RETENTION. Each party shall (i) provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for any taxes, (ii) retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, each party shall retain (or cause to be retained), until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing.

16.  MISCELLANEOUS PROVISIONS.

     16.1 EXPENSES.   Except as otherwise expressly provided herein, each
party shall pay the fees and expenses incurred by it in connection with the transactions contemplated by this Agreement. If any action is brought for breach of this Agreement or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover court costs, arbitration expenses and reasonable attorneys' fees.

     16.2 PRORATIONS.

     (a) All items of income and expense arising from the operation of the Multicultural Station and the Heftel Assumed Liabilities before the Closing Date shall be for the account of Multicultural and thereafter shall be for the account of Heftel. Proration of the items described below between Multicultural and Heftel shall be effective as of 12:01 a.m., local time, on the Closing Date and shall occur as set forth in subsections (c) through (e) below with respect to those rights, liabilities and obligations of Multicultural transferred to and assumed by Heftel hereunder.

     (b) All items of income and expense arising from the operation of the Heftel Station and the Multicultural Assumed Liabilities before the Closing Date shall be for the account of Heftel and thereafter shall be for the account of Multicultural. Proration of the items described below between Multicultural and Heftel shall be effective as of 12:01 a.m., local time, on the Closing Date and shall occur as set forth in subsections (c) through (e) below with respect to those rights, liabilities and obligations of Heftel transferred to and assumed by Multicultural hereunder.

     (c) Liability for state and local taxes assessed on the Transferred Assets payable with respect to the tax year in which the effective time of proration falls shall be prorated as between Multicultural and Heftel on the basis of the number of days of the tax year elapsed to but excluding such effective time, appropriately adjusted with respect to improvements to the Transferred Assets effected by either party after such effective time.

     (d) Prepaid items and accruals such as water, electricity, telephone, other utility and service charges, lease expenses, license fees (if any), payments under any contracts to be assumed by Heftel or Multicultural (as the case may be) and accrued vacation time for the employees of the Stations shall be prorated between Multicultural and Heftel on the basis of the period of time to which such liabilities, prepaid items and accruals apply.

     (e) All prorations shall be made and paid in cash insofar as feasible on or before the Closing Date. Any prorations not made on the Closing Date shall be made no later than 90 days thereafter. Multicultural and Heftel agree to assume, pay and perform all costs, liabilities and expenses allocated to each of them pursuant to this SECTION 16.2.

     16.3 AMENDMENT. This Agreement may be amended at any time but only by an instrument in writing signed by the parties hereto.

     16.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by nationally recognized "next-day" delivery service, to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice), or sent by facsimile (having a notification receipt) to the number set forth below (or such other number for a party as shall be specified by proper notice hereunder):

If to Heftel:

     100 Crescent Court, Suite 1777
     Dallas, Texas 75201
     Attn: McHenry T. Tichenor, Jr., President
     Fax: 214-855-8881

with a copy to:

     Crouch & Hallett, LLP
     717 N. Harwood, 14th Flr.
     Dallas, Texas 75201
     Attn: Bruce H. Hallett
     Fax: 214-953-0576

If to Multicultural:

     449 Broadway
     New York, New York 10013
     Attn: Arthur Liu, President
     Fax: 212-966-1012

with a copy to:

     Mark Lipp, Esq.
     Rhonda VanLowe, Esq.
     Ginsburg, Feldman & Bress
     1250 Connecticut Avenue
     Washington, D.C.  20036
     Fax: 202-637-9195

     16.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the others; provided, however, that (i) either party may assign its rights under this Agreement to any of its subsidiaries or an affiliated corporation and Multicultural may assign this Agreement to a qualified intermediary as described in SECTION 1.3 above and (ii) in the event of such assignment, the assigning party shall remain liable for all of the obligations of such assignee.

     16.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.7 HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     16.8 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, conveyances or undertakings other than those expressly set forth herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter.

     16.9 WAIVER. No attempted waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement, will be effective unless evidenced by an instrument in writing by the party against whom the enforcement of any such waiver or consent is sought.

     16.10 NO THIRD PARTY BENEFICIARIES. This Agreement is made for the benefit of the parties hereto, and no third party shall be deemed to be a third party beneficiary thereof.

     16.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (irrespective of its choice of law provisions).

     16.12 CONTROL OF THE STATIONS.

     (a) Prior to the Closing, Heftel shall not, directly or indirectly, control, or attempt to control, the operations of the Multicultural Station; such operations, including complete control and supervision of all programs, employees and policies of the Multicultural Station, shall be the sole responsibility of Multicultural.

     (b) Prior to the Closing, Multicultural shall not, directly or indirectly, control, or attempt to control, the operations of the Heftel Station; such operations, including complete control and supervision of all programs, employees and policies of the Heftel Station, shall be the sole responsibility of Heftel.

     16.13 BULK SALES. The parties hereto waive compliance with the provisions of any bulk sales law applicable to the transactions contemplated hereby.

     16.14 ARBITRATION.   Any controversy or dispute among the parties
arising in connection with this Agreement shall be submitted to a panel of three arbitrators and finally settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. Each of the disputing parties shall appoint one arbitrator, and these two arbitrators shall independently select a third arbitrator. Arbitration shall take place in Newark, New Jersey, or such other location as the arbitrators may select. The prevailing party in such arbitration shall be entitled to the award of all costs and attorneys' fees in connection with such action but, in such action or otherwise in respect to any claim or liabilities, shall in no event be entitled to the receipt of any consequential or punitive damages. Any award for monetary damages resulting from nonpayment of sums due hereunder shall bear interest from the date on which such sums were originally due and payable. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

                              [signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              HEFTEL BROADCASTING CORPORATION

                              By:
                                   ------------------------------------------
                                   McHenry T. Tichenor, Jr.
                                   President


                              MULTICULTURAL RADIO BROADCASTING, INC.



                              By:
                                   ------------------------------------------
                                   Arthur Liu
                                   President

                                  INDEX TO SCHEDULES

     Schedule 1.1(a)     Heftel Excluded Assets

     Schedule 1.1(b)     Multicultural Excluded Assets

     Schedule 1.1(c)     Heftel Real and Personal Property

     Schedule 1.1(d)     Multicultural Real and Personal Property

     Schedule 1.2(a)     Heftel Assumed Liabilities

     Schedule 1.2(b)     Multicultural Assumed Liabilities

     Schedule 3.2        Multicultural Third Party Consents

     Schedule 3.4        Multicultural Permitted Liens

     Schedule 3.7        Multicultural Governmental Licenses

     Schedule 3.9        Multicultural Pending Litigation

     Schedule 3.13       Multicultural Third Party Consents

     Schedule 4.4        Heftel Permitted Liens

     Schedule 4.5        Heftel Environmental Matters

     Schedule 4.7        Heftel Governmental Licenses

     Schedule 4.13       Heftel Third Party Consents

                                                                Schedule 1.1(a)

                                Heftel Excluded Assets


     1.   Cash, accounts receivable and other current assets of the Heftel
Station

     2. The studio equipment, office equipment, furniture and vehicles used to operate the studios located in Clifton/Patterson, New Jersey.

     3.   The Heftel Station's New York City sales office assets.

     4. All tradenames, trademarks, patents, service marks, copyrights, logos, goodwill and similar intangibles owned by Heftel and used in the operation of the Heftel Station (other than the station call letters) and all programming materials, programs, jingles and all promotional materials used in the operation of the Heftel Station, whether recorded on tape or any other substance or intended for live performance, and whether completed or in production.

     5.   Customer lists, sales contracts and similar data.

     6. All contracts or agreements (unless specifically set forth on SCHEDULE 1.2(b)), whether oral or written, relating to the Heftel Station, including any barter agreements and contracts for the sale or sponsorship of broadcast time on the Heftel Station.

                                                                Schedule 1.1(b)


                            Multicultural Excluded Assets

     1. Cash, accounts receivable and other current assets of the Multicultural Station

     2. The studio equipment, office equipment, furniture and vehicles used to operate the WNWK-FM studios.

     3. All tradenames, trademarks, patents, service marks, copyrights, logos, goodwill and similar intangibles owned by Multicultural and used in the operation of the Multicultural Station (other than the station call letters) and all programming materials, programs, jingles and all promotional materials used in the operation of the Multicultural Station, whether recorded on tape or any other substance or intended for live performance, and whether completed or in production.

     4.   Customer lists, sales contracts and similar data.

     5. All contracts or agreements (unless specifically set forth on SCHEDULE 1.2(a)), whether oral or written, relating to the Multicultural Station, including any barter agreements and contracts for the sale or sponsorship of broadcast time on the Multicultural Station.